UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 27, 2015

NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

21575 Ridgetop Circle Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)
(571) 434-5400
(Registrant's telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The NeuStar, Inc., (the “Company”) Annual Meeting of Stockholders was held on May 27, 2015. Stockholders approved each of the proposals presented for a vote. The tables below set forth the number of votes cast for and against, and the number of abstentions and broker non-votes, for each matter voted upon by the Company’s stockholders.
1.    Election of Class III directors.

Name of Nominee	For	Against	Abstentions	Broker Non-Votes
Ross K. Ireland	47,267,064	116,147	174,095	3,862,268
Paul A. Lacouture	47,285,588	99,476	172,242	3,862,268
Michael J. Rowny	47,282,244	101,464	173,598	3,862,268
2.    Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014.

Votes for:	50,723,221
Votes against:	533,260
Abstentions:	163,093
3.    Approval of advisory resolution to approve executive compensation.

Votes for:	28,966,157
Votes against:	18,376,259
Abstentions:	214,890
Broker non-votes:	3,862,268
4.    Approval of the Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan.

Votes for:	44,886,893
Votes against:	2,496,814
Abstentions:	173,599
Broker non-votes:	3,862,268

5.	Approval of amendments to the NeuStar, Inc. Restated Certificate of Incorporation to declassify the Board of Directors and to provide for annual election of all Directors.

Votes for:	47,362,888
Votes against:	18,640
Abstentions:	175,778
Broker non-votes:	3,862,268

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuStar, Inc.

Date:	June 2, 2015	By:	/s/ Paul S. Lalljie
		Name:	Paul S. Lalljie
		Title:	Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)